UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

February 7, 2025
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Address:	3001 Summer Street,		Stamford,	Connecticut	06926
Telephone Number:	(203)	356-5000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value per share	PBI	New York Stock Exchange
6.70% Notes due 2043	PBI.PRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEGMENT
On February 7, 2025 (the “Closing Date”), Pitney Bowes Inc., a Delaware corporation (the “Company”), Bank of America, N.A., as administrative agent (the “Administrative Agent”), and the other lenders and issuing banks party thereto, entered into that certain senior secured credit agreement (the “Credit Agreement”), which provides for (i) a $265 million revolving credit facility (inclusive of a $100 million sublimit for letters of credit) maturing in March 2028 (the “Revolving Credit Facility”), (ii) a $160 million term loan facility maturing in March 2028 (the “Term A Facility”) and (iii) a $615 million term loan facility maturing in March 2032 (the “Term B Facility”, and together with the Revolving Credit Facility and the Term A Facility, the “Credit Facilities”). The maturity of each of the Credit Facilities is subject to “springing” maturity provisions tied to the Company’s existing 6.875% senior notes due 2027 as set forth in the Credit Agreement.
The proceeds of the Credit Facilities will be used on the Closing Date (i) to refinance all outstanding obligations under that certain Credit Agreement (the “Prior Credit Agreement”), dated as of November 1, 2019, as amended, restated, or otherwise modified prior to the Closing Date, among the Company, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Refinancing”), (ii) for the payment of fees and expenses incurred in connection with the Refinancing and the Credit Facilities and (iii) otherwise for general corporate purposes. After the Closing Date, the proceeds of credit extensions under the Revolving Credit Facility will be used for working capital and other general corporate purposes. The Prior Credit Agreement was terminated on February 7, 2025 in connection with the Refinancing.
The loans under the Revolving Credit Facility may be denominated in U.S. dollars, Sterling or Euros and will bear interest, at the Company’s election, at a rate equal to (a) for loans denominated in U.S. dollars, Term SOFR or the Base Rate (each as defined in the Credit Agreement), (b) for loans denominated in Sterling, the Alternative Currency Daily Rate (as defined in the Credit Agreement) and (c) for loans denominated in Euros, the Alternative Currency Term Rate, in each case, plus the applicable margin. The loans under the Term A Facility and the Term B Facility will be denominated in U.S. dollars and bear interest, at the Company’s election, at a rate equal to Term SOFR or the Base Rate, plus the applicable margin. The applicable margin for (i) Alternative Currency Daily Rate loans, Alternative Currency Term Rate loans and Term SOFR loans, as applicable, under the Revolving Credit Facility and the Term A Facility, ranges from 1.600% to 2.350%, and (ii) Base Rate loans under the Revolving Credit Facility and the Term A Facility, ranges from 0.600% to 1.350%, in each case with such margin determined in accordance with a pricing grid (the “Pricing Grid”) based upon the Company’s Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement). The applicable margin for (i) Term SOFR loans under the Term B Facility is 3.75% per annum and (ii) Base Rate loans under the Term B Facility is 2.75% per annum. The Company will pay a commitment fee on the undrawn commitments under the Revolving Credit Facility in an amount ranging from 0.25% to 0.35% determined in accordance with the Pricing Grid.
The Term A Facility is subject to quarterly amortization payments of principal in an amount equal to (i) for the first four full fiscal quarters after the Closing Date, 1.250% of the aggregate principal amount of the Term A Facility advanced on the Closing Date, (ii) for the fifth through eighth full fiscal quarters after the Closing Date, 1.875% of the aggregate principal amount of the Term A Facility advanced on the Closing Date and (iii) for each fiscal quarter thereafter, 2.50% of the aggregate principal amount of the Term A Facility advanced on the Closing Date. The Term B Facility is subject to quarterly amortization payments of principal, commencing with the first full fiscal quarter after the Closing Date, in an amount equal to 0.250% of the aggregate principal amount of the Term B Facility on the Closing Date. The Credit Facilities may be voluntarily prepaid and commitments under the Revolving Credit Facility may be voluntarily terminated, in each case, without premium or penalty subject to prior written notice as set forth in the Credit Agreement; provided that certain prepayments of the Term B Facility within the first six months following the Closing Date resulting in a repricing transaction may be subject to 1.00% premium on the principal amount prepaid. The Credit Facilities are subject to customary mandatory prepayment provisions described in the Credit Agreement, including, with respect to the Term A Facility and Term B Facility, upon certain non-ordinary course asset sales and, with respect to the Term B Facility, an annual excess cash flow sweep.
Under the Credit Agreement, the Company is required to maintain (with maintenance tested quarterly) (i) a Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of not less than 2.00 to 1.00, (ii) a Consolidated Secured Net Leverage Ratio (as defined in the Credit Agreement) of no greater than 3.00 to 1.00 and (iii) a Consolidated Total Net Leverage Ratio of no greater than (a) 5.25 to 1.00 for the fiscal quarters ending March 31, 2025 and June 30, 2025, (b) 5.00 to 1.00 for the fiscal quarters ending September 30, 2025 and December 31, 2025 and (c) 4.75 to 1.00 for each fiscal quarter ending on or after March 31, 2026.
The Credit Facilities are guaranteed by certain domestic subsidiaries of the Company (the “Subsidiary Guarantors”) and secured by substantially all of the assets of the Company and the Subsidiary Guarantors, subject to customary exclusions and limitations set forth in the Credit Agreement and the related loan documents. The Credit Agreement contains representations and warranties and affirmative and negative covenants that are usual and customary, including negative covenants that, subject to the exceptions set forth in the Credit Agreement, limit the ability for the Company and its restricted subsidiaries to incur additional debt, incur or permit liens on assets, make investments and acquisitions, consolidate or merge with any other company, engage in asset sales and make dividends and distributions. Among other exceptions to the negative covenants, the Company may make dividends and distributions (i) annually in an amount not in excess of $42.5 million and (ii) in unlimited amounts subject to the absence of an event of default and the Consolidated Total Net Leverage Ratio not exceeding 3.00 to 1.00 on a pro forma basis.
Obligations under the Credit Agreement may be accelerated upon the occurrence of certain customary events of default (subject, in appropriate cases, to grace periods set forth in the Credit Agreement), including among others: nonpayment of principal, interest or fees; breach of the affirmative, negative or financial covenants; breach of the representations or warranties in any material respect; events of default with respect to other material indebtedness; bankruptcy or insolvency; material judgments entered against the Company or any of its restricted subsidiaries that are not promptly paid or stayed; invalidity or unenforceability of the security documents and guarantees associated with the Credit Agreement; and a change of control of the Company.
The foregoing descriptions of the Credit Facilities do not purport to be complete and are qualified in their entirety by reference to the text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated into this Item 1.01 by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
The information in Item 1.01 is incorporated by reference into this Item 1.02.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information in Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS
On February 11, 2025, Company announced that the Board of Directors of the Company (the “Board”) has appointed Bob Gold as the Company’s Executive Vice President and Chief Financial Officer, effective as of March 10, 2025.
Bob Gold (64) most recently served as Executive Vice President & Chief Financial Officer at EyeCare Partners, a national network of optometrists and ophthalmologists and leading provider of clinically integrated eye care, from May 2023 to May 2024. Prior to EyeCare Partners, Mr. Gold served as Executive Vice President & Chief Financial Officer of AM General, manufacturer of the military Humvee®, from April 2017 to January 2022, Senior Vice President & Chief Financial Officer of Atrenne Integrated Solutions from August 2015 – April 2017, Chief Financial Officer of Culligan International, a US based global water treatment company, from August 2012 to July 2014, Chief Financial Officer of United Plastics Group, a global contract manufacturer serving the medical device industry, from November 2006 to April 2012, and Chief Financial Officer of Jolly Gardener, a garden products manufacturer, from December 2004 to January 2006. Earlier in his career, he held various financial leadership and general management roles during his 13 years with the Danaher Corporation. Mr. Gold holds an MBA in Finance and a BS in Business Administration with a focus on Accounting & Finance from Drexel University.
In connection with his appointment, the Company entered into an employment offer letter with Mr. Gold, which sets forth the terms of Mr. Gold’s services as Executive Vice President and Chief Financial Officer and his compensation arrangement, effective as of March 10, 2025 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Gold will be entitled to (i) a base annual salary of $600,000 paid on a bi-weekly basis, (ii) an annual incentive award with a target value of 80% of his base salary, which may be earned based on achievement of applicable performance goals established by the Board, subject to his continued employment with the Company through the date of payment and the terms and conditions of the Company’s annual incentive compensation plan, (iii) an annual long-term equity-based incentive award with a target grant date value of $950,000, all subject to the terms and conditions of the applicable award agreements and the Company’s long-term incentive plan, and (iv) a one-time cash relocation lump sum payment in the gross amount of $20,000 payable within thirty days of his employment start date and subject to the Company’s normal payroll practices.
In addition, Mr. Gold will be eligible to participate in the Company’s employee benefit plans, including the Pitney Bowes, Inc. Deferred Incentive Savings Plan, the Pitney Bowes Severance Plan and the Pitney Bowes Senior Executive Severance Policy. He is eligible for reimbursement of up to $20,000 for reasonable legal fees in connection with the negotiation of the terms of his employment. Mr. Gold is also eligible for the reimbursement of the cost of any temporary housing expenses that he incurs for 60 days starting with his start date and the Company will also cover the costs of his household goods shipment to Connecticut. There is no arrangement or understanding between Mr. Gold and any other person pursuant to which he was selected as Chief Financial Officer. Mr. Gold has no family relationships with any of our directors or executive officers, and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Effective March 10, 2025, in connection with the appointment of Mr. Gold, John Witek will resign from his position as Interim Chief Financial Officer of the Company. Mr. Witek will remain at the Company as an advisor during the CFO transition until March 31, 2025, and as part of that transition, will continue to serve as Chief Accounting Officer until March 31, 2025, unless otherwise determined by the Company (the “Separation Date”). Mr. Witek’s resignation was not a result of any disagreement with the Company. The Company agreed to pay Mr. Witek severance pursuant to that certain Severance Agreement dated February 7, 2025, as follows: (i) two (2) weeks base pay (which equals the gross sum of $13,865.38), paid in accordance with the Company’s Severance Pay Plan and subject to the Company’s normal payroll practices, (ii) fifty (50) weeks of base pay (which equals the gross sum of $346,634.50), paid in accordance with the Company’s Severance Pay Plan, subject to the Company’s normal payroll practices, and further subject to Mr. Witek’s execution and non-revocation of a release in favor of the Company and complying with the terms of the Severance Agreement, and (iii) a lump sum payment of $346,112, to be paid within thirty days following the Separation Date, subject to Mr. Witek’s execution and non-revocation of a release in favor of the Company and complying with the terms of the Severance Agreement.
The foregoing descriptions of the Offer Letter and Severance Agreement do not purport to be complete and are qualified in their entirety by reference to the text of the Offer Letter and Severance Agreement, copies of which are filed as Exhibits 10.2 and 10.3 to this Current Report and are incorporated into this Item 5.02 by reference.

ITEM 7.01 REGULATION FD DISCLOSURE
On February 11, 2025, the Company issued the press release attached hereto as Exhibit 99.1.
The information contained in Item 7.01, and including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

ITEM 8.01 OTHER EVENTS
On February 11, 2025, the Board authorized a new $150 million share repurchase program. In connection with the new share repurchase program, the Board terminated and replaced the Company’s prior share repurchase program authorized by the Board on February 4, 2019. Purchases by the Company under the new share repurchase program may be made from time to time in open market or private transactions in such manner as may be deemed advisable from time to time (including, without limitation, pursuant to one or more 10b5-1 trading plans, accelerated share repurchase programs, and any other method that the Company may deem advisable) and may be discontinued at any time. The Company expects to fund any repurchases from cash on hand.

Forward-Looking Statements
This Current Report contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including those relating to revenue and earnings guidance, future events or conditions, and expected cost savings, elimination of future losses, and anticipated deleveraging in connection with the Company’s announced strategic initiatives included above. Forward-looking statements are subject to inherent risks and uncertainties, including those discussed throughout the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission on February 20, 2024, that could cause actual results to differ materially from those expressed in such forward-looking statements. Forward-looking statements in this Current Report speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1*
Credit Agreement, dated as of February 7, 2025, among Pitney Bowes Inc., a Delaware corporation, the lenders and issuing banks party thereto from time to time and Bank of America, N.A., as administrative agent.

10.2	Offer Letter, executed as of February 10, 2025, between Bob Gold and Pitney Bowes Inc.
10.3	Severance Agreement, executed as of February 11, 2025, between John Witek and Pitney Bowes Inc.
99.1	Press release of Pitney Bowes Inc. dated February 11, 2025.
104	The cover page of Pitney Bowes Inc.'s Current Report on Form 8-K, formatted in Inline XBRL.
*Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

	By:	/s/ Lance Rosenzweig
Name: Lance Rosenzweig
Date: February 12, 2025	Title: Chief Executive Officer